Exhibit 5.2

1114 Avenue of the Americas 23rd Floor New York, New York 10036.7703 USA Tel 212.880.6000 Fax 212.682.0200 www.torys.com

January 11, 2022

Brookfield Infrastructure Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

BIP Bermuda Holdings I Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield Infrastructure L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield Infrastructure Finance ULC

4600-525 8th Avenue S.W.

Calgary, Alberta, Canada T2P 1G1

Brookfield Infrastructure Holdings (Canada) Inc.

Suite 300, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

Brookfield Infrastructure US Holdings I Corporation

250 Vesey Street, 15th Floor

New York, New York, United States 10281

BIPC Holdings Inc.

Suite 300, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

RE: Automatic Shelf Registration Statement on Form F-3ASR

Ladies and Gentlemen:

We have acted as special New York, Ontario and Alberta counsel for Brookfield Infrastructure Partners L.P., an exempted limited partnership organized under the laws of Bermuda (“BIP”), BIP Bermuda Holdings I Limited, a Bermuda exempted company (“Bermuda Holdco”), Brookfield Infrastructure L.P., an exempted limited partnership organized under the laws of Bermuda (“BILP”), Brookfield Infrastructure Finance ULC, an unlimited liability company organized under the laws of Alberta, Canada (the “Alberta Finco”), Brookfield Infrastructure Holdings (Canada) Inc., a corporation organized under the laws of Ontario, Canada (“Can Holdco”), Brookfield Infrastructure US Holdings I Corporation, a corporation organized under the laws of Delaware (“US Holdco”) and BIPC Holdings Inc., a corporation organized under the laws of Ontario, Canada (“BIPC Holdings”, and together with BIP, BILP, Bermuda Holdco (as applicable), Alberta Finco (as applicable), Can Holdco and US Holdco, the “Guarantors”) in connection with the joint filing by BIP, Alberta Finco, BILP, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings of an automatic shelf registration statement on Form F-3ASR (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission on the date hereof for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), among other securities, (a) debt securities to be issued by either Alberta Finco (the “Alberta Finco Debt Securities”) or Bermuda Holdco (the “Bermuda Holdco Debt Securities” and together with the Alberta Finco Debt Securities, the “Debt Securities”), in each case, fully and unconditionally guaranteed by BIP, and which may also be guaranteed by the other applicable Guarantors, to be issued (i) in the case of Alberta Finco Debt Securities, by Alberta Finco pursuant to the Indenture, dated as of May 24, 2021 (the “Alberta Finco Base Indenture”), by and among Alberta Finco as the issuer, the other applicable Guarantors, as guarantors, Computershare Trust Company of Canada (the “Canadian Trustee”) and Computershare Trust Company N.A. (the “U.S. Trustee” and together with the Canadian Trustee, the “Trustees”), with the specific terms of each issuance of Alberta Finco Debt Securities to be set forth in one or more board resolutions, officer’s certificates and or supplemental indentures to the Alberta Finco Base Indenture (each, an “Alberta Finco Supplemental Indenture”, and together with the Alberta Finco Base Indenture, the “Alberta Finco Indenture”), and (ii) in the case of Bermuda Holdco Debt Securities, by Bermuda Holdco pursuant to the indenture to be entered into in connection with the issuance of Bermuda Holdco Debt Securities thereunder (the “Bermuda Holdco Base Indenture”), among Bermuda Holdco as the issuer, the other applicable Guarantors, as guarantors and the Trustees, with the specific terms of each issuance of Bermuda Holdco Debt Securities to be set forth in one or more board resolutions, officer’s certificates and/or supplemental indentures to the Bermuda Holdco Base Indenture (each, a “Bermuda Holdco Supplemental Indenture”, and together with the Bermuda Holdco Base Indenture, the “Bermuda Holdco Indenture”; each of the Alberta Finco Indenture and the Bermuda Holdco Indenture are referred to herein as an “Indenture” and together, the “Indentures”; the Bermuda Holdco Supplemental Indenture and the Alberta Finco Supplemental Indenture are referred to herein as a “Supplemental Indenture” and together, the “Supplemental Indentures”) and (b) guarantees of the Debt Securities by the applicable Guarantors as provided for in the Indentures (the “Guarantees”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and directors, as the case may be, and certificates of BIP, BILP, Alberta Finco, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings, and officers of the general partner of BIP, that we reviewed were and are accurate, and (vi) all representations made by BIP, BILP, Alberta Finco, Bermuda Holdco, Can Holdco, US Holdco and BIPC Holdings as to matters of fact in the documents that we reviewed were and are accurate. We have also assumed that each of BIP, BILP and Bermuda Holdco is validly existing, has the requisite power to enter into the Indentures and any Supplemental Indenture, and has duly authorized entering into the Indentures and any Supplemental Indenture under the laws of Bermuda.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Indentures and the relevant Supplemental Indenture have been duly authorized by the Trustees, that:

1.	When (i) the relevant Alberta Finco Supplemental Indenture has been executed and delivered by Alberta Finco, the applicable Guarantors and the Trustees; (ii) the specific terms of a particular series of Alberta Finco Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Alberta Finco Base Indenture and the relevant Alberta Finco Supplemental Indenture; and (iii) such Alberta Finco Debt Securities and related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Alberta Finco Base Indenture, the applicable Alberta Finco Supplemental Indenture and the applicable underwriting or other agreement against payment therefor, the Alberta Finco Debt Securities will constitute valid and binding obligations of Alberta Finco, and the Guarantees thereof will constitute valid and binding obligations of the applicable Guarantors, enforceable in accordance with their terms.

2.	When (i) the Bermuda Holdco Indenture and the relevant Bermuda Holdco Supplemental Indenture have been executed and delivered by Bermuda Holdco, the applicable Guarantors and the Trustees; (ii) the specific terms of a particular series of Bermuda Holdco Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Bermuda Holdco Base Indenture and the relevant Bermuda Holdco Supplemental Indenture; and (iii) such Bermuda Holdco Debt Securities and related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Bermuda Holdco Base Indenture, the applicable Bermuda Holdco Supplemental Indenture and the applicable underwriting or other agreement against payment therefor, the Bermuda Holdco Debt Securities will constitute valid and binding obligations of Bermuda Holdco, and the Guarantees thereof will constitute valid and binding obligations of the applicable Guarantors, enforceable in accordance with their terms.

Our opinions expressed above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that (i) the effectiveness of the Registration Statement shall not have been terminated or rescinded and (ii) an appropriate prospectus supplement with respect to the applicable Debt Securities and/or the Guarantees will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder.

Further, we have assumed that at or prior to the time of the delivery of any Debt Securities and/or the related Guarantees, (i) all corporate or other action required to be taken to duly authorize each proposed issuance of the Debt Securities and any related documentation shall have been duly completed by Alberta Finco or Bermuda Holdco, as applicable (each, an “Issuer” and together the “Issuers”) and the applicable Guarantors, and shall remain in full force and effect; (ii) each Indenture (including the relevant Supplemental Indenture) and each series of Debt Securities and related Guarantees are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Issuers and the Guarantors); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Indentures, the Debt Securities and the Guarantees. We have also assumed that the execution, delivery and performance by the Issuers and the applicable Guarantors of any Debt Securities or Guarantees, as applicable, whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the applicable Issuer and Guarantors.

We are qualified to practice law in the Province of Alberta, the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Alberta, (b) the laws of the Province of Ontario, (c) the laws of the State of New York and (d) the Delaware General Corporation Law (the “DGCL”). Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indentures or the issuance and sale of any Debt Securities or Guarantees.

All opinions expressed in this letter concerning the laws of the Province of Ontario and the laws of Canada applicable therein have been given by members of the Law Society of Ontario. For purposes of the above-mentioned opinions concerning the laws of the Province of Alberta and the laws of Canada applicable therein, such opinions have been given by members of The Law Society of Alberta. For purposes of the above-mentioned opinions concerning the laws of the State of New York, the DGCL and the Federal laws of the United States of America, the opinions have been given by members of the New York State Bar.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP